Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 1, 2007 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in First Industrial Realty Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006. We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 19, 2007 relating to the historical summary of gross income and direct operating expenses of the 2006 Acquisition I Property for the year ended December 31, 2005, of our report dated January 10, 2007 relating to the historical summary of gross income and direct operating expenses of the 2006 Acquisition II Property for the year ended December 31, 2005, of our report dated April 9, 2007 relating to the historical summary of gross income and direct operating expenses of the 2006 Acquisition III Property for the year ended December 31, 2005, of our report dated March 19, 2007 relating to the combined historical summary of gross income and direct operating expenses of the 2006 Acquisition IV Properties for the year ended December 31, 2005, of our report dated January 23, 2007 relating to the historical summary of gross income and direct operating expenses of the 2006 Acquisition V Property for the year ended December 31, 2005, of our report dated March 8, 2007 relating to the combined historical summary of gross income and direct operating expenses of the 2006 Acquisition VI Properties for the year ended December 31, 2005, of our report dated April 18, 2007 relating to the historical summary of gross income and direct operating expenses of the 2006 Acquisition VII Property for the year ended December 31, 2005, of our report dated January 23, 2007 relating to the historical summary of gross income and direct operating expenses of the 2006 Acquisition VIII Property for the year ended December 31, 2005, of our report dated January 19, 2007 relating to the combined historical summary of gross income and direct operating expenses of the 2006 Acquisition IX Properties for the year ended December 31, 2005, of our report dated March 5, 2007 relating to the historical summary of gross income and direct operating expenses of the 2006 Acquisition X Property for the year ended December 31, 2005, which appears in the Current Report on Form 8-K of First Industrial Realty Trust, Inc. dated April 30, 2007. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
PricewaterhouseCoopers LLP
Chicago, Illinois
April 30, 2007